FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Rachael Valdez — 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE THIRD QUARTER FINANCIAL RESULTS ON OCTOBER 27, 2022

BURLINGTON, N.C., Sept. 27, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, will release its financial results for the third quarter of 2022 before the market opens on Thursday, Oct. 27, 2022. The company will host a conference call and webcast beginning at 9 a.m. EDT that day to discuss the results. The earnings press release and accompanying financial information will be posted on the Labcorp Investor Relations website.
The call will be webcast live on the Labcorp Investor Relations website. Participants may also register for the call by clicking on this link, to receive the dial-in numbers and unique PIN to access the call. The webcast and dial-in are listen-only. It is recommended that participants join 10 minutes prior to the start, although participants may register and join at any time during the call.
A replay of the webcast will be available approximately two hours after the conclusion of the live event, and will be available until Oct. 13, 2023. To access the webcast recording, visit the Labcorp Investor Relations website.
About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With over 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY2021. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.
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